UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM 8-K
                                  -------------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 08, 2006
                Date of report (date of earliest event reported)

                                  -------------

                              DIGITAL FUSION, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                  -------------



     Delaware                        0-24073                   13-3817344
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                     Identification No.)

                  4940-A Corporate Drive, Huntsville, AL 35805
                    (Address of Principal Executive Offices)

                                 (256) 837-2620
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former address, if Changed Since Last Report)
                                  -------------


Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14D-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Section 5 - Corporate Governance and Management
Item 5.03 - Amendment to Articles of Incorporation or Bylaws; Change in Fiscal
            Year.

On February 8, 2006, the Board of Directors adopted the Amended and Restated Bylaws of the Company (the "Amended and Restated Bylaws"), effective immediately upon their adoption, to supersede and replace the existing bylaws of the Company. The modifications to the former bylaws were as a result of a review of such bylaws by the Board of Directors in an attempt to update the former bylaws and to clarify certain former bylaw provisions. Various provisions of the former bylaws were either revised, reworded, reordered, or new provisions were added. These amendments to the former bylaws include, among other items, provisions that:

      (i) Special meetings of the Company's stockholders can now only be called pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies. The previous bylaws provided that the Board of Directors, the President or stockholders holding at least ten percent of the outstanding shares of stock in the Corporation could call a special meeting of the stockholders.

      (ii) Special meetings of the Board of Directors can now only be called by the Chairman of the Board, or by a majority of the Board of Directors. The previous bylaws provided that the President or any two (2) board members could call a special meeting of the Board of Directors.

      (iii)The executive offices of Chief Technical Officer, Chief Information Officer, and General Counsel were removed, and the officer position of Treasurer was created.

      (iv) The Company's indemnification obligations and a procedure for claiming indemnification and receiving an advancement for defense expenses are now expressly stated in the Amended and Restated Bylaws. The previous bylaws did not contain such procedures.

      (v) The Board of Directors was expanded from nine directors to fifteen directors.

      (vi) The Amended and Restated Bylaws may now be amended by majority vote of the Board of Directors at any Board meeting, so long as notice of the proposed change was given no less than twenty-four hours prior to the meeting. The Amended and Restated Bylaws may also be amended by the affirmative vote of eighty percent of the issued and outstanding shares of the Company entitled to vote at a meeting of the stockholders, so long as notice of the proposed change was given in the notice of the meeting. The previous bylaws provided that an amendment to the bylaws could be adopted by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors; provided, however, that if it was a special meeting at which all of the members were not present, then the notice of such meeting must have stated that the amendment of the bylaws was one of the purposes of the meeting. The previous bylaws further provided that an amendment to the bylaws could be adopted by the holders of a majority of the total outstanding stock entitled to vote; provided that notice was given and that an affirmative vote of sixty-seven percent of the issued and outstanding shares of the Company entitled to vote was required for certain amendments.

The numbering of the Amended and Restated Bylaws does not conform to the numbering of the previous bylaws of the Company.

The foregoing is merely a summary of the material terms of Amended and Restated Bylaws and does not purport to be complete, and is qualified in its entirety by the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is included as Exhibit 3.2 to this Form 8-K and incorporated herein by reference. Also, a copy of the Company's prior bylaws is filed herewith as
Exhibit 3.2.1 to this Form 8-K and incorporated herein by reference for comparison with the Bylaws.


Section 9 - Financial Statements Exhibits

Item 9.01   Financial Statements and Exhibits
 (c)       Exhibits

       Exhibit No.         Description
       -----------         -----------

       3.2*                Copy of the Amended and Restated Bylaws of Digital
                           Fusion, Inc., dated February 8, 2006
       3.2.1*              Copy of the prior Bylaws of Digital Fusion, Inc.


*  Filed herewith.





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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006

                                   DIGITAL FUSION, INC.



                                   By:  /s/ Elena I. Crosby
                                      ------------------------------------------
                                   Elena I. Crosby, Corporate Secretary

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

3.2*                       Copy of the Amended and Restated Bylaws of Digital
                           Fusion, Inc., dated  February 8, 2006
3.2.1*                     Copy of the prior Bylaws of Digital Fusion, Inc.

*  Filed herewith.